UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material Pursuant to §240.14a-12

OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(x)	No fee required.
( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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( )	Fee paid previously with preliminary materials.

( )

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Shareholders:

It is my pleasure to invite you to the 2008 annual meeting of the Omega Flex shareholders. We will hold the meeting on Tuesday, June 3, 2008, at 1:00 p.m., in the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts. At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the proxy statement and give a report on our business operations. There will also be time for your questions.

This booklet contains the notice of annual meeting and the proxy statement. The proxy statement provides information about the business we will conduct at the meeting, in addition to describing our directors and management. You have also received in this mailing a copy of our annual report, which includes information about our business and our 2007 financial results.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Company secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

▪	vote by telephone or the Internet, as described in the instructions you receive;
▪	complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope; or
▪	vote in person at the meeting.

We look forward to seeing you at the annual meeting, and thank you for investing in Omega Flex, Inc.

Sincerely,

Kevin R. Hoben,

President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2008

To The Shareholders of Omega Flex, Inc.:

Please take notice that the annual meeting of the shareholders of Omega Flex, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, on Tuesday, June 3, 2008 at 1:00 p.m. local time, for the following purposes:

1.	To elect three Class 3 directors for a three year term expiring at the 2011 annual meeting of shareholders.

2.            To ratify the appointment by the audit committee of the board of directors of Vitale, Caturano & Company, Ltd., as independent auditors for the Company for the fiscal year ending December 31, 2008.

3.            To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Pursuant to the by-laws of the Company, the board of directors has by resolution fixed the close of business on April 9, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. Enclosed is your copy of the proxy statement and the annual report of the Company, including the financial statements for the year ended December 31, 2007, which have been mailed to all shareholders. Please refer to them for information concerning the affairs of the Company. The annual report does not constitute proxy soliciting material.

It is important that your shares be represented at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, please sign the enclosed proxy and promptly return it in the enclosed envelope which requires no postage if mailed in the United States. You may also vote your shares over the internet by following the instructions on the proxy card. This will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors

Omega Flex, Inc.

Timothy P. Scanlan,
Secretary

Principal Executive Office:

Omega Flex, Inc.

213 Court Street

Suite 701

Middletown, CT 06457

April 28, 2008

OMEGA FLEX, INC.

Corporate Offices

213 Court Street, S. 701

Middletown, CT 06457

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

Tuesday, June 3, 2008

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the board of directors of Omega Flex, Inc., hereinafter referred to as "Omega Flex" or the "Company". The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons. Broadridge Investor Communication Solutions has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail, for a estimated fee of $2,688, plus expenses to be paid by the Company. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 28, 2008.

If a proxy in the accompanying form is duly executed and returned, the shares represented will be voted at the annual meeting and where a choice is specified, will be voted in accordance with the specification made. Proxies may be revoked at any time prior to voting by (1) executing and delivering a new proxy to the secretary of the Company at or before the annual meeting, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the secretary of the Company at or before the annual meeting.

This proxy statement and proxy card are being provided to shareholders of record of the Company as of April 9, 2008 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the Shareholders to be held on Tuesday, June 3, 2008.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this proposed transaction, passed upon the merits or fairness of this transaction, or determined that the proxy statement is truthful or complete.  It is illegal for any person to tell you otherwise.

PROPOSALS FOR SHAREHOLDER’S VOTE

The following proposals are being submitted to the shareholders for a vote to approve or disapprove these measures. Please read each of the proposals carefully before voting your shares.

Proposal 1 - Election of Directors

Our board of directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, or in the event of their death, resignation or removal). Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect John E. Reed, Kevin R. Hoben and Mark F. Albino as Class 3 directors for a term expiring at the 2011 annual meeting of shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a Class 3 director whose term expires at the 2008 annual meeting of shareholders. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors.

The nominees to serve as directors for a three-year term expiring at the 2011 annual meeting of shareholders (Class 3 Directors) are:

John E. Reed	Age 92	Director of Omega Flex since 1996
Kevin R. Hoben	Age 61	Director of Omega Flex since 1996
Mark F. Albino	Age 55	Director of Omega Flex since 1996

For complete biographical information concerning each of the three Class 3 directors, please refer above to the information under the caption "Directors Background Information"

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE

THREE NOMINEES LISTED ABOVE AS DIRECTORS.

Proposal 2 - Ratification of Audit Committee’s Appointment of Auditors.

To ratify the appointment by the audit committee of the board of directors of Vitale, Caturano & Company, Ltd., as independent auditors for the Company for the fiscal year ending December 31, 2008. Although action by the shareholders in this matter is not required, the board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. If a majority of the shares present and entitled to vote on the proposed do not ratify the selection of Vitale, Caturano & Company, Ltd., the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE

AUDIT COMMITTEE’S APPOINTMENT OF AUDITORS.

No business other than that set forth in the attached notice of annual meeting is expected to be acted upon, but should any other matters requiring a vote of shareholders be properly brought before the annual meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

Vote Required

The Company's by-laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the annual meeting, in person or represented by a proxy, constitutes a quorum for the annual meeting; and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote will decide any question brought before the annual meeting, unless otherwise provided by statute or the Company's restated articles of incorporation or by-laws.

The nominees for election as directors of the Company at the annual meeting who receive the greatest number of votes cast will be elected as directors for the three (3) positions on the board of directors of the Company to be filled.

Where the quorum requirement set forth above is met, broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent accountants because the matters to be acted upon are routine matters for which brokers have the discretion to vote on behalf of beneficial owners in the absence of instructions from beneficial owners. Abstentions will have no effect on the outcome of the election of directors, but will have the same effect as a negative vote with respect to the ratification of the appointment of the independent accountants.

Voting Rights

The shareholders entitled to vote at the annual meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on April 9, 2008, the record date. As of April 9, 2008, there were issued and outstanding 10,108,287 shares of common stock of the Company, all of which are entitled to vote. The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.” As of April 9, 2008 there were 45,346 shares of common stock held in the treasury.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting. Cumulative voting is not permitted. There are three (3) directors to be elected at the annual meeting to be held June 3, 2008. Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted in favor of the nominees listed thereon and in favor of the Proposals set forth above under the caption “Proposals for Shareholder Vote.”

Shareholder Proposals

Proposals that shareholders wish to present for consideration at the annual meeting to be held in 2009 pursuant to SEC Rule 14a-8 must be received at the Company's corporate offices no later than December 30, 2008 in order to be included in the Company's proxy statement and proxy relating to such meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

The Omega Flex board of directors consists of nine directors, five of whom have been determined by the board to be independent directors under the requirements set forth in the corporate governance guidelines of the board, applicable Securities and Exchange Commission (SEC) rules and the NASDAQ listing standards. Upon review, the nominating/governance committee determined that directors Lawrence J. Cianciolo, Bruce C. Klink, David K. Evans, David W. Hunter, and Edward J. Trainor were “independent” directors. The Company’s corporate governance guidelines can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s corporate governance guidelines. The process by which directors are considered for nomination is more fully described in the report of the nominating/governance committee below.

During the calendar year of 2007 the board of directors held four meetings. All directors were present at all of the meetings. At each meeting non-management, independent directors had the opportunity to meet in executive session. The Company’s corporate governance guidelines sets forth the policy that all directors are encouraged, but not required to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2007.

Our presiding independent director is the vice chairman of the board of directors, currently Mr. Edward J. Trainor.

The board of directors has adopted a code of business ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or controller and persons performing similar functions. This code of business ethics can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s code of business ethics. Amendments to and waivers from the code of business ethics will be disclosed on the Company’s website within five (5) business days following the date of amendment or waiver.

The Company is not aware of any material proceeding in which any director or executive officer, or any associate of any director or executive officer, is a party adverse to the Company or has any material interest adverse to the Company. The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $1,000,000 or 2% of such entity’s gross revenues.

Communication with the Board

Shareholders who wish to communicate with the Company’s board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at the Company’s corporate headquarters at Omega Flex, Inc., 213 Court St., Suite 701, Middletown, CT, 06457. Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to the vice chairman of the board, at the address set forth above. All such correspondence will be forwarded to the Company’s investor relations department, which will review the correspondence. The board has delegated to the Investor Relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The following persons constitute the Company’s board of directors. Only the Class 3 directors are standing for election for a three-year term and until their respective successor have been elected and qualified. No other candidates for election to the board of directors have been proposed or nominated.

Director Biographies

Mark F. Albino, Age 55

Mr. Albino is currently Executive Vice President & Chief Operating Officer. Since 1996, Mr. Albino served as Senior Vice President – Manufacturing & Engineering until he assumed his current position in 2005. Mr. Albino has served as our director since 1996, and has also served as director of Omega Flex Limited since 2001. Prior to his joining us, Mr. Albino held a variety of positions in manufacturing and engineering with Titeflex Corporation and Western Consolidated Technologies. Mr. Albino is a Class 3 director with a term expiring at the annual meeting of shareholders in 2008, and is a candidate for election.

Lawrence J. Cianciolo, Age 65

Mr. Cianciolo is currently an attorney and tax consultant in private practice in New Hartford, Connecticut. He previously was the Vice President – Tax of Grolier Incorporated, and prior to that he worked at Peat Marwick Mitchell & Co. in its tax department. Mr. Cianciolo is a Class 2 director with a term expiring at the current annual meeting of shareholders in 2010.

David K. Evans, Age 53

Mr. Evans is currently the President & CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina. Mr. Evans was previously the Construction Manager of American Residential Services, LLC, a large construction company headquartered in Raleigh, North Carolina. Previously, he was the General Manager of Metro Heating and Air Conditioning, Inc. of Raleigh, North Carolina prior to its acquisition by ARS. Mr. Evans previously held a number of senior executive positions at TD Industries, Inc. of Dallas, Texas. Mr. Evans is a Class 1 director with a term expiring at the annual meeting of Shareholders in 2009.

Kevin R. Hoben, Age 61

Mr. Hoben is currently President and Chief Executive Officer of Omega Flex, and has served in that position since 2005, and prior to that he served as President since 1996. Mr. Hoben also has served as our director since 1996 and as a director and chairman of our United Kingdom subsidiary, Omega Flex Limited, since 2001. Prior to joining Omega Flex, Mr. Hoben served in a number of senior executive positions with Titeflex Corporation, a manufacturer of flexible metal hose located in Springfield, Massachusetts. Mr. Hoben is also a trustee of Williston-Northampton School, a private secondary school in Easthampton, Massachusetts. Mr. Hoben is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2008, and is a candidate for election.

David W. Hunter, Age 79

Mr. Hunter has been Chairman of Hunter Associates, Inc., an investment-banking firm in Pittsburgh, Pennsylvania since 1992. From 1990 to 1992 he was Chairman Emeritus of Parker/Hunter, Inc., an investment-banking firm in Pittsburgh, Pennsylvania, where he was Chairman from 1978 until 1990. Mr. Hunter is also a Director of Lockhart Companies, Kiene Diesel Accessories, Inc., and Justifacts, Inc. He served as Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1986 to 1987. Mr. Hunter is also a director of Mestek, Inc. Mr. Hunter is a Class 1 Director with a term expiring at the annual meeting of Shareholders in 2009.

Bruce C. Klink, Age 57

Since 2007, Mr. Klink has served as President of Dominion East Ohio, Inc., a subsidiary of Dominion, Inc., a diversified energy producer headquartered in Richmond, Virginia and was previously Vice President – Gas Regulations and Vice President –Pricing & Business Development since 2000. Mr. Klink previously held a number of executive positions primarily in senior positions for pricing and regulatory affairs with Consolidated Natural Gas from 1983 to 1999 prior to its acquisition by Dominion Resources, and prior to that, held a variety of positions in accounting, auditing, and regulatory affairs. Mr. Klink is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2010.

John E. Reed, Age 92

Mr. J.E. Reed is our current Chairman of the board of directors and had been Chairman, since 1997. He is currently Chairman and Chief Executive Officer of Mestek, Inc. and has served as a Mestek director since 1986. From 1986 until 1989 he was President and Chief Executive Officer of Mestek, and prior to the 1986 merger of Mestek and Reed National Corp., had been President and Chief Executive Officer of Reed since he founded it in 1946. Mr. Reed is also a director of CareCentric, Inc., Atlanta, Georgia, and Wainwright Bank & Trust Co., Boston, Massachusetts. Mr. J.E. Reed is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2008, and is a candidate for election.

Stewart B. Reed, Age 60

Through April 1996, Mr. S.B. Reed was formerly employed as the Executive Vice President of Mestek and he now serves as a consultant to Mestek on acquisitions, labor and employment matters. Prior to the 1986 merger of Mestek and Reed National Corp., Mr. Reed had been Executive Vice President of Reed in charge of corporate development. Mr. Reed had been employed by Reed since 1970. Mr. Reed is a director of Mestek, Inc., and CareCentric, Inc., Atlanta, Georgia. Mr. Reed is the son of John E. Reed, our Chairman of the board. Mr. S.B. Reed is a Class 1 director with a term expiring at the annual meeting of shareholders in 2009.

Edward J. Trainor, Age 68

Mr. Trainor is currently Chairman of the board of Standex International Corporation (NYSE: SXI) and was formerly Chairman and Chief Executive Officer of Standex from 2001 to 2002, was President and Chief Executive Officer of Standex from 1995 to 2001, and was President of Standex from 1994 to 1995. Prior to joining Standex, Mr. Trainor held a variety of executive positions with Kodak Corporation in engineering and manufacturing. Mr. Trainor is also a director of Mestek, Inc. Mr. Trainor is currently Vice Chairman of the Company, and is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2010.

Executive Officers

The executive officers of the Company in addition to Mr. Hoben and Mr. Albino, whose biographies appear in the section entitled "Director Background Information" above, are the following:

E. Lynn Wilkinson, Age 64

Mr. Wilkinson is currently Vice President – Finance & Chief Financial Officer, which he has held since 2005. Mr. Wilkinson joined Omega Flex in 1996, initially as a consultant and subsequently as Vice President – Finance, a position he has held since 1998 and Treasurer of our subsidiaries, Omega Flex, Ltd. since 2001, and Exton Ranch since 2003. He has previously served in similar positions with Western Rubber Company from 1994 to 1996, as a small business financial consultant with Wilkinson & Associates from 1990 to 1993, and Titeflex Corporation dating from 1980 to 1989. He holds a Masters Degree in Business Administration from Indiana University and passed the Certified Public Accounting Exam in 1975, and subsequently passed the Certified Internal Auditor and Certified Management Accounting exams.

Steven A. Treichel, Age 57

Mr. Treichel is currently the Senior Vice President-Corporate Development and Facilities Management, which he assumed in early 2006. Previously he served as Vice President – TracPipe® Operations from 1996 to 2002, where he is responsible for engineering for the TracPipe® product line and research and development. Previously he served as Vice President of the company in manufacturing and in engineering from 1990 to 2002, and prior to that, he was Plant Manager and Process Engineer from 1984 to 1990. Prior to joining Omega Flex, Mr. Treichel held a number of managerial positions at American Flexible Hose Company from 1978 to 1984, in manufacturing of metal hose fabrication, welding and assembly.

Mr. Wilkinson has announced his retirement, effective May 16, 2008. Upon his retirement, Paul J. Kane, the Company’s controller and principal accounting officer, will assume the responsibilities of chief financial officer of the Company.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 9, 2008 on the beneficial ownership of shares of the Company's common stock by (1) each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each current director and nominee for director of the Company, (3) each of the Company’s executive officers and (4) the current directors and executive officers of the Company as a group. As of April 9, 2008, there were 10,108,287 shares of common stock outstanding.

Beneficial Owner	Shares of Common Stock Owned	Percent of Class
5% Shareholders
Schwerin Boyle Capital Management, Inc.	665,173	6.58%
Directors
John E. Reed (1)	3,297,893	32.63%
Stewart B. Reed (2)	2,195,387	21.72%
Kevin R. Hoben	1,018,340	10.07%
Mark F. Albino	406,145	4.02%
David K. Evans (3)	540	*
Bruce C. Klink	1,650	*
David W. Hunter (4)	22,830	*
Lawrence J. Cianciolo (5)	7,000	*
Edward J. Trainor	3,500	*
Executive Officers
E. Lynn Wilkinson	1,000	*
Steven A. Treichel	1,000	*
All executive officers and directors as a group (11 persons	6,995,279	68.81%

* indicates less than 1% ownership of the issued and outstanding common stock.

Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

(1)	Excludes 1,712,691 shares of common stock held by John E. Reed as trustee for various family trusts, but for which he disclaims beneficial ownership. However, 1,325,833 of such shares are included in the shares listed as beneficially owned by Stewart B. Reed per note (2) below. Excludes 13,307 share of common stock held by former spouse. Includes 524,994 shares of common stock owned by Sterling Realty Trust, a Massachusetts trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries. Mr. Reed has pledged 634,500 shares as collateral to Sovereign Bank, and 524,994 shares as collateral to Bank of America.

(2)	Includes 1,325,833 shares of common stock owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John E. Reed is the trustee.
(3)	Shares are held by a corporation of which Mr. Evans is an officer and shareholder, and beneficial ownership is disclaimed except to the extent of Mr. Evans’ pecuniary interest in that corporation.
(4)	Includes 9,500 shares of common stock held by his spouse to which he disclaims beneficial ownership.
(5)	Includes 3,500 shares of common stock held by his spouse to which he disclaims beneficial ownership.

There has been no change of control of the Company since the beginning of the last fiscal year.

TRANSACTIONS WITH RELATED PERSONS

During 2007, the Company was a party to several agreements with Mestek, Inc., its former parent corporation, as a result of the spin-off of the Company to the Mestek shareholders in July 2005. Mr. JE Reed is an executive officer of Mestek, and Messers. JE Reed and SB Reed are more than 10% owners of Mestek, Inc. These transactions were fully described in the Form 10 filed with the SEC on July 22, 2005. In 2007, the following transactions occurred between the Company and Mestek under the listed agreements:

▪

Promissory Note of Mestek, Inc. to the Company, in the principal amount of $3,249,615.63. Mestek is required to pay interest on that note at the rate of the then current U.S. Treasury three year note yield plus 100 basis points. This rate of interest approximated five percent. The amount of interest paid by Mestek to the Company under the note in 2007 was approximately $162,000.00. The principal balance of that note is due to be paid by Mestek on July 31, 2008.

▪

Sublease Agreement under which the Company rented office space from Mestek, Inc. in its Westfield, Massachusetts offices. The amount of rent paid by the Company to Mestek under the Sublease Agreement in 2007 was approximately $7,500.00.

▪

Transitional Services Agreement under which the Company paid for certain services rendered by Mestek as the Company transitioned to a public company after the spin-off. The amount paid by the Company to Mestek under the Transitional Services Agreement in 2007 was approximately $14,500.00.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2007, all applicable Section 16(a) filing requirements were satisfied.

BOARD COMMITTEES

The board of directors has four (4) standing committees: nominating/governance, audit, executive and compensation.

Nominating/Governance Committee

The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the NASDAQ listing standards. The Nominating/Governance Committee's responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. The committee responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) recommending to the board of directors criteria for membership on the board, (c) proposing nominees to fill vacancies on the board of directors as they occur, and (d) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties. The committee consulted with each other and management as necessary to discharge its duties during the last twelve months. The current members of the committee are Messrs. Cianciolo (Chairman) and Hunter. The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of the NASDAQ listing standards. In selecting candidates for election to the board of directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described in the committee’s report, below. Such submissions should be in writing and directed to the secretary of the Company at 213 Court Street, Suite 701, Middletown, Connecticut, 06457.

Audit Committee

The board of directors has established and maintains an audit committee comprised of three of the Company’s independent directors. No member of the audit committee serves on the audit committee of more than three public companies.

The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company and the Company’s compliance with legal and regulatory requirements. The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures. The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

The audit committee acts pursuant to the Company’s by-laws and the audit committee charter. The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities. The audit committee has acted under its charter. The committee held 9 meetings in 2007, at which all members attended in person or by telephone (with the exception of one meeting at which Mr. Cianciolo was absent), and consulted with each other and management as necessary to discharge its duties. Please see the report of the audit committee set forth in this proxy statement. The current members of the audit committee are Messrs. Trainor (Chairman), Klink and Cianciolo. The board of directors has determined that (a) Mr. Klink and Mr. Cianciolo are each an “audit committee financial expert” under SEC rules, and (b) all of the audit committee members are “financially sophisticated” as required by the NASDAQ Listing Standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action by the board of directors. The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties. The current members of the committee are Messrs. J.E. Reed (chairman), Hoben and Albino.

Compensation Committee

The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, establishing and approving executive compensation plans, reviewing the compensation of the chief executive officer and the executive officers of the Company, and recommending to the board of directors the amount of compensation to be paid to the chief executive officer and the executive officers of the Company. Please see the report of the compensation committee set forth in this proxy statement. The committee met 4 times in 2007, with all members in attendance, to consider and recommend compensation plans matters to the board of directors. The current members of the committee are Messrs. Hunter (chairman), Evans and Trainor, each of whom have been determined to be independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of NASDAQ listing standards.

BOARD REPORTS

Nominating/Governance Committee Report

And Director Nomination Process

This report of the nominating/governance committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s nominating/governance committee charter.

REPORT

The nominating/governance committee met in 2007 to review director qualifications, nominate directors for election at the annual shareholder meeting, to review the corporate governance issues for the board, and discuss the adoption of certain policies by the Company for its compliance effort.

The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by the shareholders. The board of directors recognize and fully appreciate their positions of stewardship of the Company for the benefit of the shareholders, and the board firmly ascribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submittal of such candidate, and delivered to the chairman of the board of directors not later than 120 days prior to the anniversary date of the immediately preceding annual meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications required of any of the directors, as required by the by-laws and by the corporate governance guidelines, to wit: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer or employee of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election. These needs will vary from time to time based on the composition of the board. In reviewing and identifying candidates for the board of directors, the nominating/governance committee is charged with a mandate under the Company’s corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company.

Identification of persons to become nominees for the board of directors are obtained through a variety of sources, including the directors, the chairman of the board, the executive officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the nominating/governance committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company may deem pertinent. The committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

As of the date of this proxy statement neither the chairman of the board nor the nominating/governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors. There are no nominees included on the Company’s proxy card who are not standing for re-election.

Lawrence S. Cianciolo, Chairman, David W. Hunter, Member

Audit Committee Report

This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The audit committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s audit committee charter.

REPORT

The audit committee met nine times during the 2007 fiscal year and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The audit committee met in March 2008 to review and discuss with the Company’s management and the independent auditors, together and separately, the audited financial statements of the Company for the fiscal year ended December 31, 2007. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The committee has acted, pursuant to its charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the vice president-finance and chief financial officer the Company’s internal system of financial and accounting controls and the results of internal audits.

The audit committee also discussed with the independent auditors matters required to be discussed by Statement and Auditing Standards No. 61, titled “Communication with audit committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by Independence Standards Board Standard No. 1, titled “Independence Discussions with Audit Committees.” The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Edward J. Trainor, Chairman, Lawrence J. Cianciolo, Bruce C. Klink, Members.

NOTE: If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at www.omegaflex.com/compliance.asp.

Compensation Committee Report

This report of the compensation committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The compensation committee furnishes the report on executive compensation as required under the proxy rules on executive compensation adopted by the Securities and exchange Commission. The compensation committee charter is available on the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s nominating/governance committee charter.

REPORT

The compensation committee of the board of directors consists entirely of independent, non-employee directors. The committee has the responsibility for: (a) fixing the elements of a comprehensive compensation program for the chief executive officer and the executive officers of the Company that provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; (b) reviewing the levels of compensation to be paid or granted to the chief executive officer and the executive officers of the Company; and (c) recommending to the entire board of directors the levels of such compensation to be paid or awarded.

The compensation committee is fully committed to the proposition that compensation paid to the chief executive officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by those officers that will promote the long-term growth and enhancement of the intrinsic value of the Company. The committee believes that growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company. This compensation program is further intended to provide incentives to the executive officers based on compensation that is linked in part to the financial results of the Company. The committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future. With these propositions in mind, the compensation committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, such as phantom stock units.

Base salary. The committee annually reviews the annual base salary of the chief executive officer, the chief operating officer and the chief financial officer, and the recommendations of the chief executive officer for the annual base salary of the Company’s other executive officers. The factors upon which the committee determines the base salary of the chief executive officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals, the level of responsibility within the Company, comparison of such compensation to that paid to executive officers in other companies of similar size and organization, and the contributions of the chief executive officer and each of the Company’s executive officers that will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent. In 2007, the annual base salary of the chief executive officer was increased from $297,361 in 2006 to $316,000 in 2007.

Incentive Bonus Plan.   All of the executive officers of the Company participate in the executive incentive plan. The committee establishes the targets by which the Company’s financial performance will be measured for purposes of the executive incentive plan. Historically, the performance measurement was a specified rate of return on the Company’s net investment in its businesses. Each participating executive officer is assigned a percentage by the committee in the bonus pool generated under the executive incentive plan, based on both their respective levels of performance and responsibility. The specified return targets for the executive officer bonus program for 2007 was a 20% return.

As demonstrated in the Summary Compensation Table, the performance-based cash bonuses paid to the Company’s executive officers in 2007 are a significant portion of their respective total compensation and thus the committee’s objective of providing incentives to the Company’s executive officers, based in part on the financial results of the Company, has been achieved.

Beginning January 1, 2008, the committee has adopted a new performance measurements for the Plan. The new performance measurements are a combination of increases in earnings before interest and taxes ("EBIT") and increases in net sales. The bonus pool generated by the executive incentive plan will be calculated as a percentage of the Company’s pre-bonus EBIT, and would increase or decrease by reference to achievements against pre-established targets for net sales and EBIT for the relevant year. The targets would be a three year weighted average of the prior three years performance. As presented, the minimum level of performance in order to generate a bonus pool would be 100% of the initial 3 year weighted average of EBIT and net sales. As superior performance against the targets is achieved, the bonus pool would increase up to a maximum amount equaling 20% of the Company’s pre-bonus EBIT. The committee chose these performance measurements to more fully align management’s goals and objectives to the growth of the Company, as measured by earnings and net sales, which the committee believes is a more appropriate focus for a company such as Omega Flex.

Long-term Compensation. The Omega Flex, Inc. 2006 Phantom Stock Plan is designed to function as the long term component of our compensation program. Under the phantom stock plan, select members of the management team may receive units of phantom stock. The value of the phantom stock is tied to the value of our common stock. The phantom stock units have a vesting schedule, typically three years. After the phantom stock units have vested, the executive would receive the value of the phantom stock, which would be equal to the then current value of the company’s common stock on the maturity date of the phantom stock units. This amount could either be full value (the phantom stock unit is equal to the common stock) or it could be appreciation only (the phantom stock unit is equal to any increase in the value if the common stock). If the executive voluntarily leaves the company or is terminated, then any unvested awards of phantom stock units are forfeited. Awards to employees are at the discretion of the committee and upon recommendation by the chief executive officer. The accrued amount of all phantom stock awards outstanding as of December 31 of each year is deducted from the total amount of the incentive bonus plan that was earned with respect to that year. In this manner, the amount of executive compensation is not increased, but reallocated. We do not have a formal program on the timing of the phantom stock awards, but we do review decisions on whether to grant phantom stock units on an annual basis in the first quarter, and then during the year depending on circumstances. Generally, the awards will be made either outside any black-out period applicable to insider trading of our common stock, or in conjunction with the calculation and payment of our annual bonus program, which occurs in the first quarter of each year.

After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the chief executive officer and each of the other executive officers of the Company, the committee presents this report to the full membership of the board of directors at its December meeting each year. The recommendations of the compensation committee for 2007 was presented, discussed and voted upon, and approved in an executive session of the board of directors of the Company, Messrs. Hoben and Albino abstaining.

In addition, each year the entire board of directors, based upon the recommendation of the Compensation committee, considers the percentage participation of all employees (including the chief executive officer and the other executive officers of the Company) in the Company’s profit sharing plan. For the fiscal year ended December 31, 2007, the committee recommended and the board of directors voted a Company contribution of three percent (3%) of annual base salary for all eligible employees up to the OASDI maximum of $97,500 and a Company contribution of six percent (6%) of annual base salary for all eligible employees for amounts in excess of the OASDI maximum of $97,500 (as limited in accordance with the Employee Retirement Income Security Act).

David W. Hunter, Chairman, Bruce C. Evans, Edward J. Trainor, Members.

Executive Compensation

The following table sets forth all of the compensation awarded to, earned by or paid to the Company’s executive officers for the years ended December 31, 2007 and December 31, 2006.

Summary Compensation Table

	Year	Salary ($)	Bonus ($)	All Other Comp ($)(1)	Total ($)
Kevin R. Hoben,	2007	315,693	900,000	41,506	1,257,199
President & CEO	2006	297,361	1,038,000	31,584	1,366,945

Mark F. Albino	2007	252,750	690,000	22,256	965,006
Chief Operating Officer	2006	237,900	810,000	21,906	1,069,814

E. Lynn Wilkinson,	2007	201,808	220,000	18,991	440,799
Chief Financial Officer	2006	190,292	235,000	18,531	443,823

Steven A. Treichel,	2007	128,079	230,000	24,346	382,425
Sr. Vice President – R&D	2006	120,722	250,000	22,144	392,867

Footnotes:

(1) Amounts reflected in this column include:

Company contributions to the profit sharing plan. The matching contributions paid for each executive officer were: KR Hoben – $10,243; MF Albino – $10,243; EL Wilkinson – $10,243; and SA Treichel – $10,243.

Company car - For Mr. Hoben, this amount also includes the use of a company car, valued at $18,305 annually.

Benefits – All Other Compensation includes amounts relating to employee benefit programs, including life and disability insurance, and medical and dental benefits, that are offered to all employees on equivalent terms.

We have omitted from this table four columns relating to (a) stock awards, (b) option awards, (c) non-equity incentive plans and (d) non-qualified deferred compensation earnings. Under regulations issued by the Securities and Exchange Commission, registrants are required to report any compensation that may fall within any of these categories. However, we do not have any reportable amounts for any of our executive officers under any of these categories of compensation.

Employment Agreements

Two of our executive officers are employed pursuant to written employment contracts. The material terms of each of these contracts is set forth below.

Mr. Hoben is employed under an agreement with us that is automatically extended for one-year periods unless we issue a six-month notice of termination. Mr. Hoben may terminate the agreement upon providing a three-month notice of termination. The contract specifies a certain base salary to be reviewed annually by our board of directors. The base salary under this contract for 2007 was $316,000. The contract stipulates that Mr. Hoben was eligible to participate in the Omega Flex 1996 Stock Option Plan, and pursuant to the plan and the vote of the board, Mr. Hoben received an option in 1996 to purchase 100 shares (on a pre-split basis) of our common stock at $9,000 per share. Mr. Hoben exercised his option and acquired all of such shares in 2004. The contract provides for severance of one year’s base salary if Mr. Hoben is discharged without cause, together with medical and dental insurance and use of his company car during the severance period. The contract also provides for severance of one month’s salary if he is discharged for cause, together with any bonus earned but not yet paid at the date of his termination. The contract provides for Mr. Hoben to be furnished with the use of a Company automobile and to be reimbursed for legitimate business expenses.

Mr. Albino is employed under an agreement with us which is automatically extended for one-year periods unless we issue a six-month notice of termination. Mr. Albino may terminate the agreement upon providing a three-month notice of termination. The contract specifies a certain base salary to be reviewed annually by our board of directors. The base salary under this contract for 2007 was $253,000. The contract stipulated that Mr. Albino was eligible to participate in the Omega Flex 1996 Stock Option Plan, and pursuant to the Plan and the vote of the board, Mr. Albino received an option to purchase 40 shares (on a pre-split basis) of our common stock at $9,000 per share. Mr. Albino exercised his option and acquired all of such shares in 2004. The contract also provides for severance of one month’s salary if Mr. Albino is discharged for cause, together with any bonus earned but not yet paid at the date of his termination.

Director Compensation

Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committees of the board. Each non-employee directors will receive the following compensation:

Annual Retainer	$15,000

Retainer – Chairman of the board	$5,000
Retainer – Chairman of board committee	$3,000
Retainer – Audit committee member	$3,000

Attendance –Board meeting	$3,000
Attendance – Committee meeting	$3,000
Attendance – Telephonic meeting	$1,000

Directors are also reimbursed for their reasonable expenses in attending or participating in a Board or committee meeting.

Compensation Committee Interlocks

Since May of 2005 when it was constituted, the members of the compensation committee have been Messrs. Hunter (chairman), Evans and Trainor. None of the members of the compensation committee was or has been an officer or employee of the Company. No member of the compensation committee is an executive officer of a company in which one of our executive officers sits as a director or serves on the compensation committee of that company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Under the separation and distribution agreement dated July 29, 2005 that we entered into with Mestek, Inc. and relating to the distribution of our common stock held by Mestek to its shareholders, we agreed to the following terms:

•            to select the same independent accounting firm as Mestek for any accounting periods that include any financial reporting period for which our financial results are consolidated with Mestek’s financial statements;

•            to use reasonable commercial efforts to cause our auditors to date their opinion on our audited annual financial statements on the same date that Mestek’s auditors date their opinion on Mestek’s consolidated financial statements and to enable Mestek to meet its timetable for the printing, filing and the dissemination to the public of any of its annual financial statements that include any financial reporting period for which our financial results are consolidated with Mestek’s financial statements;

•            not to change our accounting principles, or restate or revise our financial statements, if doing so would require Mestek to restate or revise its financial statements for periods in which our financial results are included in Mestek’s consolidated financial statements unless we are required to do so to comply in all material respects with generally accepted accounting principles and SEC requirements.

The separation and distribution agreement may have the effect of limiting our ability to choose our independent accounting firm, to elect to change one or more of our accounting principles, or restate our financial statements until the expiration of the applicable periods.

Accounting Fees

The audit committee approved the retention of Vitale, Caturano & Company, Ltd. to audit the Company’s consolidated financial statements for the year ended December 31, 2007. The audit committee has restricted the non-audit services that Vitale, Caturano may provide primarily to tax services. The audit committee has selected Vitale, Caturano to audit the Company’s consolidated financial statements in 2008.

The following table sets forth the aggregate amounts invoiced to the Company for the audit period for the year ended December 31, 2007 by Vitale Caturano:

Audit Fees:	$ 80,000
Audit-Related Fees:
401(k)	$ 28,500
Quarterly Reviews	$ 30,000
Total:	$138,500

This amount does not reflect fees incurred in January and February 2008 and relating to the audit of the Company’s 2007 financial statements. “Audit Fees” are fees the Company paid Vitale, Caturano for professional services for the audit of the Company’s financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Vitale, Caturano for assurance and related services, reasonably related to the performance of the audit or review of the financial statements.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2007, are included in the Company's annual report to shareholders which was mailed concurrently with this proxy statement to all shareholders of record. The annual report does not constitute proxy soliciting material.

April 28, 2008	OMEGA FLEX, INC.

22

PROXY -- OMEGA FLEX, INC.

Proxy for annual meeting of shareholders, June 3, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMEGA FLEX, INC.

The undersigned hereby appoints Edward J. Trainor and Lawrence J. Cianciolo, or either of them as they may determine, as proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of Omega Flex, Inc. ("Omega Flex") which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on June 3, 2008 at 1:00 p.m. at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, and any and all adjournments and postponements thereof, on the proposals set forth on the reverse side, and in their discretion upon any other business which may properly come before the annual meeting and any and all adjournments and postponements thereof.

This Proxy when properly executed will be voted in the mannre directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR each of the proposals.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY.

YOUR VOTE IS IMPORTANT.

Omega Flex, Inc.

A     Election of Class 3 directors – The board of directors of Omega Flex recommends a vote FOR the nominees listed.

1. Election for Three-Year Terms:

For	Withhold
01 – John E. Reed	☐	☐

02 – Kevin R. Hoben	☐	☐

03 – Mark F. Albino	☐	☐

B	Issues – The board of directors of Omega Flex recommends a vote FOR the following proposals.

2. Ratification of the appointment by the audit commtiee of the board of directors of independent accounts to audit the books of Omega Flex for the year ending December 31, 2008.

For ☐	Against ☐	Abstain ☐

C	Non-Voting Items

Change of Address – Please print your new address below.

D	Authorized Signatures -- This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as the name appears hereon. When signing as attorney, executor, adminstrator, guardian, turstee custodian or corporate officer, please give your title as such.

Date: ______________	Signature 1 _____________________	Signature 2 ______________________